EXECUTION COPY

EXHIBIT 10.2

FORMATION AGREEMENT

Among

DREAMWORKS ANIMATION SKG, INC.,

DREAMWORKS L.L.C.,

DWA ESCROW LLLP

and

THE STOCKHOLDERS AND OTHER PERSONS PARTY HERETO

Dated As Of October 27, 2004

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

Section 1.01.	Certain Defined Terms	1
Section 1.02.	Other Definitional Provisions	6

ARTICLE II

Distribution and Contribution; Holdco Transactions

Section 2.01.	Contributions and Redemptions of Preferred Interests; Distribution of DWA LLC Interests; Execution of Amended LLC Agreement	7
Section 2.02.	Contribution of the DWA LLC Interests to the Company; Issuance of Common Stock by the Company	7
Section 2.03.	Residual DW Distribution	7
Section 2.04.	Formation of Holdco; Contribution of Common Stock to Holdco	8
Section 2.05.	IPO	8
Section 2.06.	Pledge Arrangements	8

ARTICLE III

Follow-on Offering

Section 3.01.	Initial Follow-on Offering	10
Section 3.02.	Pricing Period	10
Section 3.03.	Subsequent Follow-on Offering	11
Section 3.04.	Registration Rights	11
Section 3.05.	Size of Follow-on Offering	12
Section 3.06.	Anti-Manipulation	12

ARTICLE IV		14

Universal Triggered Offering

Section 4.01.	Universal Triggered Offering	14

ARTICLE V

Additional Agreements; Further Assurances

Section 5.01.	Certain Holdco Expenses	15

i

ii

FORMATION AGREEMENT, dated as of October 27, 2004, among DREAMWORKS ANIMATION SKG, INC., a Delaware corporation (the “Company”), DREAMWORKS L.L.C., a Delaware limited liability company (“DW”), DWA ESCROW LLLP, a Delaware limited liability limited partnership (“Holdco”), and the stockholders and other persons party hereto.

WHEREAS, DW, the Company and DreamWorks Animation L.L.C., a Delaware limited liability company (“DWA LLC”), have entered into a Separation Agreement dated as of the date hereof, providing for the separation of the animation business from DW;

WHEREAS, on the Separation Date (as defined below) immediately prior to effectiveness of the Underwriting Agreement (as defined below), DW made a distribution-in-kind to certain of its members (in accordance with Article VIII of the Sixth Amended and Restated Limited Liability Company Agreement of DW) of its interest in DWA LLC;

WHEREAS, the distributed DWA LLC interests will be contributed to the Company in exchange for Common Stock (as defined below);

WHEREAS, each Contributing Member (as defined below) desires to form Holdco and to contribute any shares of Common Stock received from the Company, other than as set forth in Section 2.04(b), to Holdco;

WHEREAS, the Contributing Members desire to provide for the sale, in a follow-on secondary offering, of all or a portion of the shares of Common Stock held directly by the Contributing Members and the shares of Common Stock contributed to Holdco by the Contributing Members; and

WHEREAS, the Company, Holdco and certain other parties hereto have entered into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), that, among other things, provides for certain procedures with respect to the Follow-on Offering and the Universal Triggered Offering (each as defined below);

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Certain Defined Terms. As used in this Agreement:

“Agreement” means this Formation Agreement, as it may be amended, supplemented, restated or modified from time to time.

“Amended LLC Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement of DW, dated as of October 27, 2004, as it may be amended, supplemented, restated or modified from time to time.

“Asserted Liability” has the meaning assigned to such term in Section 6.05(d).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

“Charter” means the Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

“Claiming Member” has the meaning assigned to such term in Section 2.06(b).

“Claims” has the meaning assigned to such term in Section 6.05(a).

“Claims Notice” has the meaning assigned to such term in Section 6.05(d).

“Class A Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

“Class B Stock” means the Company’s Class B Common Stock, par value $0.01 per share.

“Class C Stock” means the Company’s Class C Common Stock, par value $0.01 per share.

“Class B Stockholder Agreement” means the Stockholder Agreement, dated as of October 27, 2004, among Holdco, M&J K, M&J K B, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, Jeffrey Katzenberg and David Geffen, as in effect on the date hereof.

“Class T/T Interests” means Class T/T limited liability company interests in DW.

“Class U Interests” means Class U limited liability company interests in DW.

“Common Stock” means the Class A Stock, Class B Stock and Class C Stock.

“Company” has the meaning assigned to such term in the preamble hereto.

“Contribution” has the meaning assigned to such term in Section 2.02.

“Contributing Members” means M&J K, M&J K B, DG-DW, DW Lips, DWI II, Lee Entertainment, L.L.C. and Universal.

“Contributor” has the meaning assigned to such term in Section 2.06(b).

“Control” (including the terms “Controlled By” and “Under Common Control With”) has the meaning assigned to such term in the Charter as in effect at consummation of the IPO.

“DG-DW” means DG-DW, L.P., a Delaware limited partnership.

“DW” has the meaning assigned to such term in the preamble hereto.

“DW Distribution” has the meaning assigned to such term in the Separation Agreement.

“DWA LLC” has the meaning assigned to such term in the recitals hereto.

“DWA LLC Interest” means a limited liability company interest in DWA LLC.

“DWI” means DW Investment Inc., a Washington corporation.

“DWI II” means DW Investment II, Inc., a Washington corporation.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Final Allocation” has the meaning assigned to such term in the Holdco Partnership Agreement as in effect on the Separation Date.

“Follow-on Offering” means either the Initial Follow-on Offering or the Subsequent Follow-on Offering, as applicable.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holdco” has the meaning assigned to such term in the preamble hereto.

“Holdco Contribution” has the meaning assigned to such term in Section 2.04.

“Holdco Obligations” has the meaning assigned to such term in Section 5.01(b).

“Holdco Partnership Agreement” means the Limited Liability Limited Partnership Agreement of Holdco, dated as of October 27, 2004, among the Contributing Members, as in effect on the Separation Date.

“Indemnitee” has the meaning assigned to such term in Section 6.05(d).

“Indemnitor” has the meaning assigned to such term in Section 6.05(d).

“Initial Follow-on Offering” has the meaning assigned to such term in Section 3.01(a).

“Initial Period” has the meaning assigned to such term in Section 3.01(a).

“IPO” means the initial public offering by the Company and the selling stockholders identified in the IPO Registration Statement of shares of Class A Stock pursuant to the IPO Registration Statement.

“IPO Price” means the gross public offering price per share (calculated before deduction of any underwriting discounts or commissions) in the IPO.

“IPO Registration Statement” means the registration statement on Form S-1 (File No. 333-117528) filed under the Securities Act, pursuant to which the Class A Stock to be issued in the IPO will be registered, together with all amendments thereto.

“IPO Sale Shares” means, with respect to any Contributing Member, the number of shares of Class A Stock to be sold in the IPO for the account of such Contributing Member pursuant to the IPO Registration Statement in accordance with Section 2.05.

“JK/DG Trigger Notice” has the meaning assigned to such term in Section 3.01(a).

“JK/DG Triggered Follow-on Offering” means an Initial Follow-on Offering initiated by M&J K B and DG-DW, acting together, pursuant to Section 3.01(a) or converted to such pursuant to Section 3.01(b).

“Liens” has the meaning assigned to such term in Section 6.01.

“Losses” has the meaning assigned to such term in Section 6.05(a).

“M&J K” means M&J K Dream Limited Partnership, a Delaware limited partnership.

“M&J K B” means M&J K B Limited Partnership, a Delaware limited partnership.

“Member” means each member of DW listed on Schedule 2.02.

“Minimum Registrable Amount” has the meaning assigned to such term in Section 3.05.

“Parent” means each of Steven Spielberg, Jeffrey Katzenberg, David Geffen, Paul Allen, NBC Universal, Inc. and CJ Corp.

“Participating Partner” has the meaning assigned to such term in the Holdco Partnership Agreement.

“Person” has the meaning assigned to such term in the Charter (as modified in Section 2(f) of Article IV thereof) as in effect at consummation of the IPO.

“Pledged Common Stock” has the meaning assigned to such term in the Vulcan Stockholder Agreement as in effect at consummation of the IPO.

“Preferred Contributions” has the meaning assigned to such term in Section 2.01(a).

“Preferred Redemptions” has the meaning assigned to such term in Section 2.01(a).

“Pricing Period” means the 20 consecutive trading days on The New York Stock Exchange beginning on the date specified in the Pricing Period Notice.

“Pricing Period Notice” has the meaning assigned to such term in Section 3.02(a).

“Pricing Period Price” has the meaning assigned to such term in Section 3.02(b).

“Proceeding” has the meaning assigned to such term in Section 7.09.

“Ratable Amount” has the meaning assigned to such term in Section 2.06(b).

“Refinancing Credit Facility” has the meaning assigned to such term in Section 2.06(a).

“Registration Rights Agreement” has the meaning assigned to such term in the recitals hereto.

“Residual DW Distribution” has the meaning assigned to such term in Section 2.03(a).

“Revolving Credit Facility” means the revolving credit facility, dated as of October 27, 2004, among DW and the lenders party thereto (or any refinancing thereof that does not extend the term thereof).

“Satisfaction Event” has the meaning assigned to such term in the Holdco Partnership Agreement. For the avoidance of doubt, all references in this Agreement to a Satisfaction Event resulting from a Follow-on Offering or a Universal Triggered Offering shall require that the Satisfaction Event result from such offering without requiring the exercise of any overallotment option in such offering.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation Agreement” means the Separation Agreement, dated as of October 27, 2004, among DW, DWA LLC and the Company, as in effect on the Separation Date.

“Separation Date” has the meaning assigned to such term in the Separation Agreement.

“Subsequent Follow-on Offering” has the meaning assigned to such term in Section 3.03(a).

“Subsequent Period” has the meaning assigned to such term in Section 3.03(a).

“Subsequent Vulcan Trigger Notice” has the meaning assigned to such term in Section 3.03(a).

“Thomson” means Thomson Inc.

“Underwriting Agreement” has the meaning assigned to such term in the Separation Agreement.

“Universal” means Vivendi Universal Entertainment LLLP.

“Universal Period” has the meaning assigned to such term in Section 4.01(a).

“Universal Trigger Notice” has the meaning assigned to such term in Section 4.01(a).

“Universal Triggered Offering” has the meaning assigned to such term in Section 4.01(a).

“Volume Weighted Average Price” over any period means, with respect to the Class A Stock, the volume weighted average price per share for the entire applicable period on the principal national securities market or exchange on which the Class A Stock is listed or quoted.

“Vulcan Stockholder Agreement” means the Stockholder Agreement, dated as of October 27, 2004, among the Company, Holdco, M&J K, M&J K B, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, DWI II, Jeffrey Katzenberg, David Geffen and Paul Allen, as it may be amended, supplemented, restated or modified from time to time.

“Vulcan Trigger Notice” has the meaning assigned to such term in Section 3.01(a).

“Vulcan Triggered Follow-on Offering” means an Initial Follow-on Offering initiated by DWI II pursuant to Section 3.01(a) unless converted into a JK/DG Triggered Follow-on Offering pursuant to Section 3.01(b).

Section 1.02. Other Definitional Provisions. (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

Distribution and Contribution; Holdco Transactions

Section 2.01. Contributions and Redemptions of Preferred Interests; Distribution of DWA LLC Interests; Execution of Amended LLC Agreement. (a) On the Separation Date, after consummation of the transactions contemplated in Section 2.01 of the Separation Agreement, (x) Thomson shall contribute 33 1/3% of the Class T/T Interests to the Company in exchange for the number of shares of Common Stock set forth on Schedule 2.02 and (y) Universal shall contribute 50% of the Class U Interests to the Company in exchange for the number of shares of Common Stock set forth on Schedule 2.02 (the “Preferred Contributions”). For the avoidance of doubt, the number of shares of Common Stock received in exchange for the Preferred Contributions shall be equal to (i) in the case of Universal, $75 million divided by the IPO Price and (b) in the case of Thomson, $50 million divided by the IPO Price. Immediately after consummation of the Preferred Contributions, DW shall redeem such Class T/T Interests and such Class U Interests from the Company in exchange for (i) all of DW’s 100% interest in the capital stock of DreamWorks Inc. and (ii) the number of DWA LLC Interests set forth in Schedule 2.01(a) (the “Preferred Redemptions”). DW acknowledges that it will treat the Preferred Redemptions as a liquidating distribution with respect to the Class T/T Interests and Class U Interests so redeemed and shall report the Preferred Redemptions as such under Section 732(b) of the Internal Revenue Code.

(b) On the Separation Date, immediately after consummation of the DW Distribution, each Member (other than the Contributing Members, Universal and Thomson) shall execute and deliver a pledge agreement in favor of the lenders under the Revolving Credit Facility, which pledge agreements shall provide for the pledge of the applicable number of shares of Common Stock set forth on Schedule 2.01(b).

Section 2.02. Contribution of the DWA LLC Interests to the Company; Issuance of Common Stock by the Company. On the Separation Date, after consummation of the DW Distribution and following effectiveness of the Underwriting Agreement, each Member (or DWI II, in the case of DW Investment Inc.), other than Universal and Thomson, shall contribute all its right, title and interest in and to the DWA LLC Interests to the Company in exchange for the number of shares of Class A Stock, Class B Stock or Class C Stock, as applicable, set forth on Schedule 2.02 (the “Contribution”). The Company hereby acknowledges that it intends to continue the existence of DWA LLC as a partnership for Federal income tax purposes.

Section 2.03. Residual DW Distribution. (a) On the Separation Date, immediately after consummation of the PDI Merger (as defined in the Separation Agreement), DW shall distribute (in accordance with Article VIII of the Sixth Amended and Restated Limited Liability Company Agreement of DW) all its right, title and interest in and to all shares of Class A Stock then held by DW (after giving effect to the LLC Employee Distribution (as defined in the Separation Agreement)) to the Members listed on Schedule 2.03(a) hereto, in the amounts set forth on Schedule 2.03(a) (the “Residual DW Distribution”).

(b) On the Separation Date, immediately after consummation of the Residual DW Distribution, the Members shall execute and deliver the Amended LLC Agreement.

Section 2.04. Formation of Holdco; Contribution of Common Stock to Holdco. (a) Immediately prior to the Holdco Contribution (as defined below), each Contributing Member shall execute and deliver the Holdco Partnership Agreement, and the Contributing Members shall form Holdco.

(b) On the Separation Date, immediately after the formation of Holdco, (i) Holdco shall execute and deliver a pledge agreement in favor of the lenders under the Revolving Credit Facility, which pledge agreement shall be in substitution for the pledge of the shares of Common Stock that would have been pledged by the Contributing Members (other than Universal) pursuant to Section 2.01(b) if such Contributing Members were subject to Section 2.01(b) and (ii) each Contributing Member shall contribute all its right, title and interest in and to the Common Stock received by such Contributing Member in any of the Contribution, the Preferred Contributions or the Residual DW Distribution, as applicable (other than (x) in the case of each Contributing Member, the respective number of shares of Class A Stock or Class B Stock set forth on Schedule 2.04(b)(x) and (y) in the case of DWI II, the one share of Class C Stock) to Holdco, and in exchange therefor shall receive the interests in Holdco as set forth in the Holdco Partnership Agreement (the “Holdco Contribution”).

(c) Each Contributing Member shall, to the extent it has not already done so, appoint an agent for service of process in the State of Delaware.

(d) Each Continuing Partner (as defined in the Holdco Partnership Agreement) agrees (for itself and its permitted transferees) that (i) it shall remain a partner in Holdco for at least six months after the Vulcan GP Date (as defined in the Holdco Partnership Agreement), (ii) such Continuing Partner shall not amend or modify the Holdco Partnership Agreement or take or cause to be taken any action in each case which would effect the dissolution of Holdco prior to the end of such six month period (it being understood that distributions to such Continuing Partners of shares of Common Stock not constituting Continuing Partner Minimum Ownership Shares (as defined in the Holdco Partnership Agreement) shall not constitute such actions) and (iii) such Continuing Partner shall not amend or modify the definition of “Final Allocation” in the Holdco Partnership Agreement.

(e) Holdco agrees to convert shares of Class B Stock held by it into shares of Class A Stock at the time required by the terms of the Holdco Partnership Agreement.

Section 2.05. IPO. The Members shall be entitled to participate in the secondary sale of shares of Class A Stock in the IPO (and the overallotment option relating to the IPO, if exercised) pro rata in proportion to the percentages set forth on Schedule 2.05.

Section 2.06. Pledge Arrangements. (a) Each Member (other than (i) Universal, (ii) Thomson and (iii) each Contributing Member (but only until such Contributing Member has received a distribution of Pledged Common Stock from Holdco)) and Holdco (for so long as it holds Pledged Common Stock) shall keep in effect a pledge agreement (substantially in the form of the Guarantee and Pledge Agreement attached to the Revolving Credit Facility or such other form of agreement as may be acceptable to the Administrative Agent under the Revolving Credit Facility or any Refinancing Credit Facility) pursuant to which such Holder grants a first-priority pledge of its Pledged Common Stock for the benefit of the Administrative Agent (and the other

Lenders (as defined in the Revolving Credit Facility or any Refinancing Credit Facility)) under the Revolving Credit Facility (or any Refinancing Credit Facility) so long as the Obligations (as defined in the Revolving Credit Facility or any Refinancing Credit Facility) thereunder remain outstanding (including in circumstances where the stated maturity date of the Revolving Credit Facility or any Refinancing Credit Facility has occurred). Notwithstanding the foregoing, if DW and the Lenders agree to extend the stated maturity date of the Revolving Credit Facility or any Refinancing Credit Facility to a date that is later than November 1, 2009, the requirement to keep a pledge agreement in effect as provided above shall, as to Holdco and each Member subject to such requirement, automatically lapse at the close of business on November 1, 2009, unless (i) Holdco or such Member, as applicable, has given its prior written consent to such extension of such stated maturity date, (ii) an event of default pursuant to Section 8.1(f) of the Revolving Credit Facility shall have occurred and shall be continuing with respect to DW or (iii) any other event of default under the Revolving Credit Facility or any Refinancing Credit Facility shall have occurred and be continuing and either (A) the Administrative Agent or the Lenders are exercising remedies with respect thereto in good faith or (B) the Lenders have agreed to forbear action with respect thereto. As used in this Section 2.06(a), (i) the term “Refinancing Credit Facility” means any credit facility that refinances or otherwise replaces the Revolving Credit Facility (or any Refinancing Credit Facility) so long as the stated maturity date of such credit facility is, at the execution of the documentation relating to such credit facility, not later than November 1, 2009 and (ii) the term “Revolving Credit Facility” has the meaning assigned to such term in Section 1.01, without giving effect to the parenthetical at the end of such definition.

(b) Holdco and each Member agree that in the event a payment shall be made by Holdco or any Member (Holdco or such Member being the “Claiming Member”) under the Guarantee and Pledge Agreement to which such Claiming Member is a party, or the Collateral (as defined therein) shall be foreclosed upon or otherwise applied against any obligations of such Claiming Member thereunder, to satisfy a claim of the Administrative Agent on behalf of the Lenders and such payment is greater than the amount equal to (a) the aggregate amount of all payments made to the Administrative Agent by Holdco and all Members plus the value of the Collateral under each Guarantee and Pledge Agreement foreclosed upon or otherwise so applied in satisfaction of such claim multiplied by (b) the Claiming Member’s Participation Percentage (as defined in the Amended LLC Agreement) as of the date hereof or, in the case of Holdco, the aggregate Participation Percentages of the Contributing Members (such product being the “Ratable Amount”), then Holdco (if Holdco is not the Claiming Member) and each other Member that is a party to a Guarantee and Pledge Agreement (each a “Contributor”) shall contribute to the Claiming Member an amount in cash or Pledged Common Stock that is equal to such Contributor’s pro rata share (calculated based on the relative Participation Percentages of the Contributors as of the date hereof, with Holdco’s deemed Participation Percentage calculated as described above) of the difference between (x) the amount actually paid by the Claiming Member or otherwise so applied by the Administrative Agent to satisfy such claim of the Administrative Agent and (y) the Claiming Member’s Ratable Amount. For the avoidance of doubt, this Section 2.06(b) shall have no application with respect to either Universal or Thomson.

ARTICLE III

Follow-on Offering

Section 3.01. Initial Follow-on Offering. (a) At any time during the period beginning on the date that is six months after consummation of the IPO and prior to May 31, 2006 (the “Initial Period”), either of (i) M&J K B and DG-DW, acting together, or (ii) DWI II, shall have the right to cause Holdco to effect one Follow-on Offering (the “Initial Follow-on Offering”), in either case by causing Holdco to exercise Holdco’s demand registration rights pursuant to Section 1.02 of the Registration Rights Agreement by delivering written notice (the “JK/DG Trigger Notice” or the “Vulcan Trigger Notice”, as applicable) thereof (which notice shall also specify the number of shares of Class A Stock proposed to be sold in such Initial Follow-on Offering (assuming the maximum number of Participating Partners), which number shall comply with the terms of Section 3.05) to Holdco during the Initial Period (with a copy of such notice concurrently delivered to each other Contributing Member). Upon receipt by Holdco of either a JK/DG Trigger Notice or a Vulcan Trigger Notice, the general partners of Holdco in their capacity as such shall, within three Business Days of the date of such receipt, deliver a Demand Request (as defined in the Registration Rights Agreement) to the Company (with a copy of such notice concurrently delivered to each Contributing Member notifying each Contributing Member of its right to participate in such offering) requesting that the Company register such shares of Class A Stock as soon as practicable pursuant to Section 1.02 of the Registration Rights Agreement.

(b) In the event that the Initial Follow-on Offering is a Vulcan Triggered Follow-on Offering, M&J K B and DG-DW shall have the right at any time at or prior to the pricing of such Initial Follow-on Offering to convert such Initial Follow-on Offering from a Vulcan Triggered Follow-on Offering to a JK/DG Triggered Follow-on Offering by delivering written notice of such conversion to Holdco and DWI II at or prior to such pricing. Upon receipt by Holdco of such notice, such Initial Follow-on Offering shall be treated solely as a JK/DG Triggered Follow-on Offering for purposes of Article VII of the Holdco Partnership Agreement.

Section 3.02. Pricing Period. (a) If a Vulcan Triggered Follow-on Offering is consummated, M&J K B and DG-DW, acting together, shall, on the date selected by them during the period beginning on the date of consummation of the Vulcan Triggered Follow-on Offering (excluding any exercise of an overallotment option granted to the underwriters of such offering, if any) and ending on May 31, 2006, deliver an irrevocable written notice (the “Pricing Period Notice”) to the other Contributing Members specifying the date of commencement of the Pricing Period. The Pricing Period shall in no event end later than May 31, 2006 unless there are fewer than 20 trading days between the date of such consummation of such Vulcan Triggered Follow-on Offering (or any overallotment option exercise in respect of such offering, if later) and May 31, 2006, in which case the Pricing Period shall end on the twentieth trading day after the date of such consummation of such offering or overallotment option, as the case may be. The Pricing Period Notice shall be delivered pursuant to this Section 3.02(a) at least three trading days prior to the first day of the Pricing Period. Notwithstanding anything herein to the contrary, in no event shall the Pricing Period end earlier than the date of consummation of the overallotment option, if any, relating to such Vulcan Triggered Follow-on Offering.

(b) The “Pricing Period Price” shall be the Volume Weighted Average Price of the Class A Stock over the Pricing Period.

Section 3.03. Subsequent Follow-on Offering. (a) If an Initial Follow-on Offering shall not have been consummated on or prior to May 31, 2006, then at any time during the period from and including June 1, 2006 to December 1, 2007 (June 1, 2008, in the event that a Universal Triggered Offering shall have been consummated) (the “Subsequent Period”), DWI II shall have the sole right to cause Holdco to effect a Follow-on Offering (the “Subsequent Follow-on Offering”) by causing Holdco to exercise Holdco’s demand registration rights pursuant to Section 1.02 of the Registration Rights Agreement by delivering written notice (the “Subsequent Vulcan Trigger Notice”) thereof (which notice shall also specify the number of shares of Class A Stock proposed to be sold in the Subsequent Follow-on Offering (assuming the maximum number of Participating Partners), which number shall comply with the terms of Section 3.05) to Holdco during the Subsequent Period (with a copy of such notice concurrently delivered to each other Contributing Member). Upon receipt by Holdco of the Subsequent Vulcan Trigger Notice, the general partners of Holdco in their capacity as such shall, within three Business Days of the date of such receipt, deliver a Demand Request to the Company (with a copy of such notice concurrently delivered to each Contributing Member notifying each Contributing Member of its right to participate in such offering) requesting that the Company register such shares of Class A Stock as soon as practicable pursuant to Section 1.02 of the Registration Rights Agreement.

(b) If an Initial Follow-on Offering shall not have been consummated on or prior to May 31, 2006 and DWI II shall not have delivered the Subsequent Vulcan Trigger Notice prior to December 1, 2007 (June 1, 2008, in the event that a Universal Triggered Offering shall have been consummated) then, on or after December 1, 2007, the general partners of Holdco, in such capacity, shall have the right, no later than December 31, 2007 (June 30, 2008, in the event that a Universal Triggered Offering shall have been consummated) to cause Holdco to initiate the Subsequent Follow-on Offering by delivering a Demand Request to the Company (with a copy of such notice concurrently delivered to each Contributing Member notifying each Contributing Member of the number of shares of Class A Stock proposed to be sold in such offering, which number shall comply with the terms of Section 3.05, and notifying each Contributing Member of its right to participate in such offering) requesting that the Company register such shares of Class A Stock as soon as practicable pursuant to Section 1.02 of the Registration Rights Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, neither DWI II nor the general partners of Holdco shall deliver a notice triggering a Subsequent Follow-on Offering pursuant to this Section 3.03 if a Universal Trigger Notice shall have been delivered pursuant to Section 4.01(a) (and shall not have been revoked or converted pursuant to Section 4.01(b)) and such Universal Triggered Offering shall not have been consummated; provided, that if any such notice shall remain outstanding as provided in the last sentence of Section 4.01(a) or Section 4.01(b), it shall continue to be subject to conversion pursuant to Section 4.01(b).

Section 3.04. Registration Rights. (a) Holdco shall not exercise its demand or piggyback registration rights pursuant to the Registration Rights Agreement for any purpose other than (i) effecting the Follow-on Offering that will result in a Satisfaction Event with respect to each Participating Partner or (ii) effecting a Universal Triggered Offering that will result in a Satisfaction Event with respect to Universal.

(b) If a Follow-on Offering is a JK/DG Triggered Follow-on Offering, then M&J K B and DG-DW, acting together, shall have the sole right to cause Holdco to exercise its right to revoke or delay its requested registration pursuant to the Registration Rights Agreement.

(c) If the Follow-on Offering is either a Vulcan Triggered Follow-on Offering or the Subsequent Follow-on Offering triggered by DWI II, then DWI II shall have the sole right to cause Holdco to exercise its right to revoke or delay its requested registration pursuant to the Registration Rights Agreement.

(d) If a Follow-on Offering is the Subsequent Follow-on Offering triggered as set forth in Section 3.03(b) or a Subsequent Follow-on Offering that has not been consummated on or prior to December 1, 2007 (June 1, 2008, in the event that a Universal Triggered Offering shall have been consummated), then DWI II, M&J K B and DG-DW, acting together, shall have the sole right to cause Holdco to exercise its right to revoke or delay its requested registration pursuant to the Registration Rights Agreement.

(e) With respect to a Universal Triggered Offering, Universal shall have the sole right to cause Holdco to exercise its right to revoke or delay its requested registration pursuant to the Registration Rights Agreement.

Section 3.05. Size of Follow-on Offering. The minimum number of shares to be registered on behalf of the Participating Partners in a Follow-on Offering shall be such number of shares required to cause a Satisfaction Event with respect to each Participating Partner upon consummation of such offering (such minimum number of shares being the “Minimum Registrable Amount”). The Company shall, to the extent practicable, cause at least the Minimum Registrable Amount of shares of Common Stock to be sold in an Initial Follow-on Offering in accordance with the terms of the Registration Rights Agreement. The Company shall also use its commercially reasonable best efforts to increase the size of a JK/DG Triggered Follow-on Offering (to the extent requested by DWI II) beyond the Minimum Registrable Amount (subject to the restrictions set forth in Section 7.02(b) of the Holdco Partnership Agreement); provided, that a majority of the joint lead bookrunning underwriters for such Follow-on Offering agree that such increase will not have a significant negative effect on pricing of such Follow-on Offering, and so advise the Company and DWI II. The Company shall not reduce the size of a Follow-on Offering below the Minimum Registrable Amount and shall comply with all of its obligations under the Registration Rights Agreement with respect to a Follow-on Offering and a Universal Triggered Offering, as applicable. If a Follow-on Offering cannot be consummated because of its failure to satisfy the requirements of this Section 3.05 as a result of market conditions or other Company-related issues, then the party or parties that triggered such Follow-on Offering shall have all of their rights under this Article III reinstated, as if the notice triggering such offering had never been delivered.

Section 3.06. Anti-Manipulation. (a) During the period from the date of this Agreement until the Final Allocation, except pursuant to a Follow-on Offering or a Universal Triggered Offering in conformity with this Agreement, the Registration Rights Agreement and the Holdco Partnership Agreement, each Contributing Member agrees that it shall not, and each Parent of a Contributing Member agrees that such Parent shall not and such Parent shall cause Persons Controlled By such Parent not to, sell or enter into a put transaction or engage in any similar transaction, including any constructive sale or put, or hedging, derivative, short sale or other transaction with the same or similar effect, or enter into any contract, option or other arrangement in respect thereof, or publicly announce an intention or plan to engage in any of the foregoing, with respect to any Common Stock, any securities convertible into or exchangeable for Common Stock or any options, warrants or other rights to acquire Common Stock; provided, that, except in the case of Universal, this Section 3.06(a) shall not prohibit any such sale or other transaction between or among Persons Controlled By such Contributing Members and such Contributing Members or the exercise and consummation of the right of offer pursuant to Section 2.03 of the Class B Stockholder Agreement or the special call right pursuant to Section 2.04 of the Class B Stockholder Agreement.

(b) During the period from the date of this Agreement until the Final Allocation, the Company shall not repurchase, redeem or otherwise acquire, or enter into a call transaction or engage in any similar transaction, including any constructive purchase or call, or hedging, derivative or other transaction with the same or similar effect, or enter into any contract, option or other arrangement in respect thereof, or publicly announce an intention to take any of the foregoing actions with respect to any Common Stock, any securities convertible into or exchangeable for Common Stock or any options, warrants or other rights to acquire Common Stock; provided, that this Section 3.06(b) shall not prohibit any such purchase or acquisition pursuant to an employee or director stock ownership or other benefit plan of the Company.

(c) During the period from the date of this Agreement until the Final Allocation, each Contributing Member agrees that it shall not, and each Parent of a Contributing Member agrees that such Parent shall not and such Parent shall cause Persons Controlled By such Parent not to purchase or otherwise acquire or enter into a call transaction or engage in any similar transaction, including any constructive purchase or call, or hedging, derivative or other transaction with the same or similar effect, or enter into any contract, option or other arrangement in respect thereof, or publicly announce an intention to take any of the foregoing actions with respect to any Common Stock, any securities convertible into or exchangeable for Common Stock or any options, warrants or other rights to acquire Common Stock; provided, that this Section 3.06(c) shall not prohibit any such purchase, acquisition or other transaction between or among any Person Controlled By Jeffrey Katzenberg, David Geffen or Steven Spielberg or any receipt of shares or stock options (or option exercises) pursuant to an employee or director stock ownership or other benefit plan of the Company or the exercise and consummation of the right of first offer pursuant to Section 2.03 of the Class B Stockholder Agreement or the special call right pursuant to Section 2.04 of the Class B Stockholder Agreement.

(d) General Electric Company shall not engage in the conduct described in Sections 3.06(a) and 3.06(c) for the purpose of impacting, or with the intent to impact, the amount or timing of any distribution of shares of Common Stock that any Contributing Member is entitled to receive under Article VII of the Holdco Partnership Agreement.

ARTICLE IV

Universal Triggered Offering

Section 4.01. Universal Triggered Offering. (a) If a Follow-on Offering shall not have been consummated on or prior to November 30, 2006, then at any time during the period from and including December 1, 2006 to February 28, 2007 (the “Universal Period”), unless a Subsequent Follow-on Offering shall have theretofore been triggered and not revoked, Universal shall have the right to cause Holdco to initiate a registered offering (the “Universal Triggered Offering”) by causing Holdco to exercise Holdco’s demand registration rights pursuant to Section 1.02 of the Registration Rights Agreement by delivering written notice (the “Universal Trigger Notice”) thereof (which notice shall also specify the number of shares of Class A Stock proposed to be sold in the Universal Triggered Offering, which number shall be the estimated number of shares required to be sold to cause a Satisfaction Event with respect to Universal) to Holdco during the Universal Period (with a copy of such notice concurrently delivered to each other Contributing Member). Upon receipt by Holdco of the Universal Trigger Notice, the general partners of Holdco in their capacity as such shall, within three Business Days of the date of such receipt, deliver a Demand Notice to the Company requesting that the Company register such shares of Class A Stock as soon as practicable pursuant to Section 1.02 of the Registration Rights Agreement. In no event shall the Universal Triggered Offering be larger than that necessary to cause a Satisfaction Event with respect to Universal. If a Universal Triggered Offering cannot be consummated because it would not result in a Satisfaction Event with respect to Universal as a result of market conditions or other Company-related issues, then the Universal Trigger Notice shall be deemed to remain outstanding.

(b) DWI II shall have the right at any time on or prior to the fourth day preceding the date on which the underwriters propose the printing of the “red herring” prospectuses in respect of such Universal Triggered Offering to convert such Universal Triggered Offering from a Universal Triggered Offering to a Subsequent Follow-on Offering by delivering written notice of such conversion to Holdco and each Contributing Member at or prior to such pricing. Upon receipt by Holdco of such notice, such Universal Triggered Offering shall be treated solely as a Subsequent Follow-on Offering for all purposes and the number of shares registered in such offering shall comply with the terms of Section 3.05. If, following such conversion, such Subsequent Follow-on Offering shall not be consummated for any reason, then such offering shall proceed as a Universal Triggered Offering and if it still cannot be consummated because it would not result in a Satisfaction Event with respect to Universal as a result of market conditions or other Company-related issues, then the Universal Trigger Notice shall be deemed to remain outstanding.

(c) If a Subsequent Follow-on Offering shall have been triggered on or prior to November 30, 2006 but not consummated, then Universal shall have the right (exercised as set forth below) to convert such Subsequent Follow-on Offering from a Subsequent Follow-on Offering to a Universal Triggered Offering if such Subsequent Follow-on Offering cannot be consummated in accordance with Section 3.05. At its election, Universal shall exercise such right by delivering written notice thereof to each of Holdco, M&J K B, DG-DW and DWI II during the Universal Period.

ARTICLE V

Additional Agreements; Further Assurances

Section 5.01. Certain Holdco Expenses. (a) DW shall pay or reimburse (i) all reasonable out-of-pocket third party expenses incurred by the Tax Matters Partner (as defined in the Holdco Partnership Agreement) under the Holdco Partnership Agreement while acting in such capacity and (ii) all reasonable out-of-pocket third party expenses incurred by the General Partners (as defined in the Holdco Partnership Agreement) under the Holdco Partnership Agreement in performing their duties as the General Partners, in each case to the extent arising from events occurring prior to the Final Allocation. In addition, prior to the Final Allocation, DW shall make available to Holdco and the General Partners any personnel reasonably necessary to assist such Persons in the performance of such duties. Notwithstanding anything to the contrary in this Agreement, none of DW, M&J K, M&J K B, The JK Annuity Trust, the MK Annuity Trust, Katzenberg 1994 Trust, DG-DW, DW Lips, DWI, DWI II, Jeffrey Katzenberg, David Geffen, Steven Spielberg or Paul Allen, or any of their respective Affiliates, shall be entitled to any other fee or compensation (other than applicable indemnity payments) from Holdco, DW, any Member or any partner of Holdco for any actions taken on behalf of, or services rendered to, Holdco pursuant to this Agreement or the Holdco Partnership Agreement.

(b) DW hereby fully, absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, (i) the due and punctual payment of each payment required to be made by Holdco under Section 10.03 of the Holdco Partnership Agreement, when and as due, and (ii) the due and punctual performance and observance of, and compliance with, all covenants, agreements, obligations and liabilities of Holdco under Section 10.03 of the Holdco Partnership Agreement, in each case to the extent arising from events occurring prior to the Final Allocation (all such obligations referred to the in the preceding clauses (i) and (ii) being collectively referred to as the “Holdco Obligations”). DW further agrees that the Holdco Obligations may be extended, amended, modified or renewed, in whole or in part, in each case to the extent arising from events occurring prior to the Final Allocation, without notice to or further assent from DW and that DW will remain bound by the guarantee set forth in this Section 5.01(b) notwithstanding any extension, amendment, modification or renewal of any Holdco Obligation.

Section 5.02. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b) Without limiting the foregoing, each party hereto shall cooperate with each other party, and without any further consideration, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of contribution, exchange and transfer and to take all such other actions as such party may reasonably be requested to take by any such other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

ARTICLE VI

Representations and Warranties; Indemnification

Section 6.01. Representations and Warranties of Each Party. Each of the parties hereto hereby represents and warrants, severally and not jointly, to each of the other parties hereto as of the date hereof as follows:

(i) Such party (other than in the case of a natural person) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, is qualified to do business in each jurisdiction where such qualification is required (except for such qualifications the absence of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement and, to the extent a party thereto, the Registration Rights Agreement, the Holdco Partnership Agreement, the Class B Stockholder Agreement, the Vulcan Stockholder Agreement and the Separation Agreement) and has the requisite power and authority to enter into this Agreement and, to the extent a party thereto, the Registration Rights Agreement, the Holdco Partnership Agreement and the Separation Agreement and to consummate the transactions contemplated hereby and thereby.

(ii) To the extent such party is making a Preferred Contribution pursuant to Section 2.01(a), a Contribution pursuant to Section 2.02 or a Holdco Contribution pursuant to Section 2.04, such party will have good and valid title to the interests or shares, as applicable, to be contributed, free and clear of all liens, security interests, charges, options, claims, restrictions or encumbrances of any kind, except, (x) for the pledges being entered into in accordance with Section 2.01(b) and (y) in the case of the Class T/T Interests, for any of the foregoing in respect of accrued but unpaid dividends (collectively, “Liens”), and upon the applicable contribution, good and valid title to such interests or shares will pass to the Company or Holdco, as applicable, free and clear of any Liens, other than Liens arising from actions of the Company or Holdco, as applicable.

(iii) The execution and delivery of each of this Agreement and, to the extent a party thereto, the Registration Rights Agreement, the Holdco Partnership Agreement and the Separation Agreement and the consummation of the transactions contemplated hereby and thereby have, other than in the case of a natural person, been duly authorized by all necessary action on the part of such party. Each of this Agreement and, to the extent a party thereto, the Registration Rights Agreement, the Holdco Partnership Agreement, the Class B Stockholder Agreement, the Vulcan Stockholder Agreement and the Separation Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The spousal consents being executed by the persons listed on Exhibit A hereto are enforceable against such persons in accordance with their terms.

(iv) The execution, delivery and performance of this Agreement and, to the extent a party thereto, the Registration Rights Agreement, the Holdco Partnership Agreement, the Class B Stockholder Agreement, the Vulcan Stockholder Agreement and the Separation Agreement and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof shall not conflict with or result in a breach or violation of (i) other than in the case of a natural person, such party’s articles or certificate of incorporation (or similar constitutive document) or by-laws or (ii) any material contract, agreement or instrument to which such party or any of its subsidiaries is a party or by which any of them are bound, or license, judgment, order, decree, statute, law, rule or regulation, domestic or foreign, applicable to such party or any of its subsidiaries or their respective properties or assets.

(v) In the case of each Member, such party is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

Section 6.02. Tax Representation. Each Person that received DWA LLC Interests in the DW Distribution or the Residual DW Distribution (and DWI II, on behalf of DWI) represents that (i) it will treat the DW Distribution and the Residual DW Distribution as other than in liquidation of its interest in DW (and, in the case of DWI II, DWI II will cause DWI to treat the DW Distribution and the Residual DW Distribution as other than in liquidation of DWI’s interest in DW) and (ii) its interest in the DWA LLC Interests immediately following the DW Distribution and the Residual DW Distribution will have a tax basis determined under Section 732(a) of the Internal Revenue Code (and, in the case of DWI II, DWI’s interest in the DWA LLC Interests immediately following the DW Distribution and the Residual DW Distribution will have a tax basis determined under Section 732(a) of the Internal Revenue Code).

Section 6.03. Representation and Warranty of the Company. The Company hereby represents and warrants to each of the other parties hereto as of the date hereof that the Common Stock to be issued as consideration for the Contribution and the Preferred Contributions will have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

Section 6.04. Survival. The representations and warranties in this Article VI shall survive the consummation of the transactions contemplated in this Agreement and shall not terminate.

Section 6.05. Indemnification. (a) Each party shall indemnify, defend and hold harmless each other party (and each such other party’s directors, officers, employees, affiliates, successors and assigns) from and against all actions, suits, claims, complaints, demands, litigation or legal, administrative or arbitral proceedings or investigations (collectively, “Claims”), losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) (collectively, “Losses”) to the extent resulting from any breach of any representation or warranty of such party contained in Section 6.01.

(b) Each Person that received DWA LLC Interests in the DW Distribution (and DWI II, on behalf of DWI) shall indemnify, defend and hold harmless DW and the other Members (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all Claims and Losses, including any effect resulting from the application of Section 743(b)(2) of the Internal Revenue Code, to the extent resulting from any breach by such Person of the representation contained in Section 6.02.

(c) The Company shall indemnify, defend and hold harmless each other party (and each such other party’s directors, officers, employees, affiliates, successors and assigns) from and against all Claims and Losses to the extent resulting from any breach of the representation and warranty of the Company contained in Section 6.03.

(d) The Person making a claim under this Section 6.05 is referred to as the “Indemnitee” and the party subject to providing indemnification in respect of such claim is referred to as the “Indemnitor”. All claims by any Indemnitee under this Section 6.05 shall be asserted and resolved as follows:

Promptly after receipt by the Indemnitee of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or Loss or the commencement (or threatened commencement) of a Claim or any action, proceeding or investigation that may result in a Loss (including a claim of a Loss that does not involve a third-party claim) (an “Asserted Liability”), the Indemnitee shall give notice thereof (the “Claims Notice”) to the Indemnitor; provided, that failure to give a Claims Notice in the context of a third-party claim shall in no way diminish the Indemnitor’s obligations hereunder, except to the extent such failure is finally determined by a court of competent jurisdiction to have actually and materially prejudiced the Indemnitor. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(e) The Indemnitor may elect to defend (and, unless the Indemnitor has specified any reservations or exceptions, to seek to settle or compromise, so long as such settlement or compromise contains an unconditional release of each Indemnitee, whether or not a party to the applicable third party claim), at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any Asserted Liability arising from a third-party claim. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such Asserted Liability. Should the Indemnitor make such election, the Indemnitor shall not be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the compromise of, or defense against, such Asserted Liability. If the

Indemnitor elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnitor nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, that consent to settlement or compromise shall not be unreasonably withheld in the case of a settlement or compromise which involves only monetary relief which the Indemnitor has agreed to pay and which includes a full and unconditional release of the Indemnitee. In any event, the Indemnitee and the Indemnitor may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnitor chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense, and, if the Indemnitee chooses to defend any Asserted Liability, the Indemnitor shall make available to the Indemnitee any books, records or other documents within its control that are necessary or appropriate for such defense.

ARTICLE VII

General Provisions

Section 7.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Company, to:

DreamWorks Animation SKG, Inc.

Grandview Building

1000 Flower Street

Glendale, California 91201

Fax: (818) 659-6123

Attention: Katherine Kendrick, General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Fax: (212) 474-3700

Attention: Faiza J. Saeed

(ii) if to DWI II, to:

DW Investment II, Inc.

505 Fifth Avenue South

Suite 900

Seattle, WA 98104

Fax: (206) 342-3000

Attention: W. Lance Conn, Executive Vice President, Investment Management; and Executive Vice President, Legal

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Fax: (213) 687-5600

Attention: Nicholas P. Saggese

David C. Eisman

(iii) if to any other party hereto, to the address of such party specified on the signature page hereto.

Section 7.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective (a) when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart or (b) if later, immediately after effectiveness of the Underwriting Agreement.

Section 7.03. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, other than as set forth in Section 6.05, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

Section 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.06. Assignment; Amendments. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

(b) No amendment to this Agreement shall be effective unless it shall be in writing and signed by each of the Company, DW, Holdco, M&J K B, DG-DW, DWI II and Contributing Members (including M&J K B, DG-DW and DWI II) owning at least a majority-in-interest of the Interests (as defined in the Holdco Partnership Agreement) then outstanding (based on their Adjusted DreamWorks Participation Percentages (as defined in the Holdco Partnership Agreement)); provided, that no amendment shall affect the rights or obligations of a party hereto without the consent of such party. The parties acknowledge and agree that the provisions of Articles III and IV hereof are solely for the benefit of the Contributing Members, the Company and Holdco.

Section 7.07. Enforcement. (a) Each party hereto acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other parties in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each party hereto hereby waives (i) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.09. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a “Proceeding”), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the States of New York and the Court of Chancery of the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; (c) consents to the service of process at the address set forth for notices in Section 7.01 herein; provided, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

By	/s/ Katherine Kendrick
Name:	Katherine Kendrick
Title:	Vice President

Address:

DREAMWORKS L.L.C.,

By	/s/ Brian Edwards
Name:	Brian Edwards
Title:	Vice President

Address:

DWA ESCROW LLLP,

By	/s/ Richard Sherman
Name:	Richard Sherman
Title:	CFO

Address:

M&J K DREAM LIMITED PARTNERSHIP,

By	M&J K DREAM CORP., General Partner

	By	/s/ Jeffrey Katzenberg
	Name:	Jeffrey Katzenberg
	Title:	President

Address:

M&J K B LIMITED PARTNERSHIP,

By	M&J K DREAM CORP., General Partner

	By	/s/ Jeffrey Katzenberg
	Name:	Jeffrey Katzenberg
	Title:	President

Address:

THE JK ANNUITY TRUST,

By	/s/ Jeffrey Katzenberg
Name:	Jeffrey Katzenberg
Title:	Authorized Signatory

Address:

THE MK ANNUITY TRUST,

By	/s/ Jeffrey Katzenberg
Name:	Jeffrey Katzenberg
Title:	Authorized Signatory

Address:

KATZENBERG 1994 IRREVOCABLE TRUST,

By	/s/ David Geffen
Name: Title:	David Geffen

Address:

DG-DW, L.P.,

By	DG-DW, INC., General Partner

	By	/s/ Richard Sherman
	Name: Title:	Richard Sherman CFO

Address:

DW LIPS, L.P.,

By	DW SUBS. INC., General Partner

	By	/s/ Michael Rutman
	Name: Title:	Michael Rutman Treasurer

Address:

DW INVESTMENT II, INC.,

By	/s/ W. Lance Conn
Name: Title:	W. Lance Conn Vice President

LEE ENTERTAINMENT, L.L.C.,

By	/s/ Gyeong C. Park
Name: Title:	Gyeong C. Park Authorized Person

Address:

with a copy to:

CHEMICAL INVESTMENTS, INC.,

By	/s/ Jeffrey C. Walker
Name: Title:	Jeffrey C. Walker President

Address:

MICROSOFT CORPORATION,

By	/s/ George Zinn
Name: Title:	George Zinn Treasurer

Address:

ZIFF INVESTORS PARTNERSHIP, L.P. IIA,

By	Ziff Investment Management, LLC, General Partner

	By	/s/ Mark Beaudoin
	Name: Title:	Mark Beaudoin Treasurer

Address:

CARL O. ROSENDAHL,

/s/ Carl O. Rosendahl

Address: 315 Fletcher Dr
Atherton, CA 94027

VIVENDI UNIVERSAL ENTERTAINMENT LLLP,

By	/s/ Karen Randall
Name:	Karen Randall
Title:	Executive Vice President and General Counsel

Address:

THOMSON INC.,

By	/s/ Brian Kelly
Name: Title:	Brian Kelly Authorized Signer

Address: 3233 East Mission Oaks Blvd. Camarillo, CA 93012

KADOKAWA ENTERTAINMENT U.S. INC.,

By	/s/ Yasushi Shiina
Name: Title:	Yasushi Shiina President

Address:

GENERAL ELECTRIC COMPANY,

By	/s/ Richard Cotton
Name: Title:	Richard Cotton Executive Vice President and General Counsel

Address: 3135 Easton Turnpike, W3 Fairfield, Connecticut 06431

NBC UNIVERSAL, INC.,

By	/s/ Richard Cotton
Name: Title:	Richard Cotton Executive Vice President and General Counsel

Address: 30 Rockefeller Plaza New York, New York 10112

CJ CORP.,

By	/s/ Jae-Ho Lee
Name: Title:	Jae-Ho Lee CFO

Address:

Steven Spielberg,

/s/ Steven Spielberg

Address:

JEFFREY KATZENBERG,

/s/ Jeffrey Katzenberg

Address:

DAVID GEFFEN,

/s/ David Geffen

Address:

PAUL ALLEN,

/s/ Paul Allen

Address: